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                                                                    Exhibit 16
November 17, 1995

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Sir:

We have read Item 4 included in the attached Form 8-K dated November 13, 1995 of First Commercial Bancorp, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

By:  /s/ Patrick M. Mathiesen
     --------------------------
         Patrick M. Mathiesen

PMM/SECLTR2

Enclosure(s)